Exhibit 99.26(5)(b)

Adjustable Premium
Variable Life
Application

Southern Farm Bureau Life Insurance Company

Form LV400 (Rev. 4/08)

INSTRUCTIONS TO THE AGENT

Please print using dark ink.  The application is to be photocopied; black ink works best for that purpose.

Owner

Complete this section only if the owner is a person other than the proposed insured. To contract for insurance, the proposed insured must be older than the minor age requirements for the application state.

Signatures

The proposed insured must sign every application unless the proposed insured is not of legal age to contract for insurance. Where the proposed insured is not of legal age to contract for insurance, the parent or guardian must sign on the space allowed for that purpose.

Premium

If the specified amount is over $1,000,000, submit the application COD.

Partial Premium Payments are not acceptable and should not be sent in.

If proposed insured has significant medical history, consider submitting the application COD.

All Premium Checks Must Be Payable To Southern Farm Bureau Life Insurance Company; Do Not Make Check Payable To The Agent Or Leave The Payee Blank.

Forms for all applications

Complete the Conditional Receipt and Agent’s Certificate on every application.  Remember the agent must see all applicants.

Tear off the Owner’s Copy of the Conditional Receipt and give to the applicant.

Additional Information Needed

Children’s Supplemental Application - must be completed when the specified amount exceeds $100,000.

Premium Classifications

Standard Non-Tobacco (no tobacco usage for 1 year)	Standard Tobacco
Preferred Non-Tobacco (minimum $100,000 specified amount)	Preferred Tobacco (minimum $100,000 specified amount)
Super Preferred Non-Tobacco (minimum $250,000 specified amount)

	Preferred		Super Preferred
	18-40	41+	18-40	41+
Total Cholesterol	230	250	200	220
HDL Ratio	5.0	6.0	4.5	5.0
Blood Pressure	140/85	145/90	135/80	140/85
Tobacco Usage	No cigarette smoking for preferred tobacco class. No tobacco usage for 1 year on preferred non-tobacco class.		No tobacco usage allowed for 2 years.
Favorable Family History	No deaths prior to age 60 due to coronary artery disease, cerebral vascular disease, diabetes or cancer among parents or siblings.		No deaths prior to age 65 due to coronary artery disease, cerebral vascular disease, diabetes or cancer among parents or siblings.
Aviation Exposure	No aviation exposure is allowed. Commercial pilots for a major airline may be considered.		No aviation exposure is allowed.
Good Driving Record Based on motor vehicle report	No more than two moving violations allowed in the last three years. Any DWI, DUI, or reckless driving violation is unacceptable in the last 10 years.

General Medical Requirements

Age	Amount of Insurance	Requirements
0-17		Underwriter’s Discretion
18-39	Up to 24,999 25,000 to 99,999 100,000 to 2,000,000 Over 2,000,000	No Medical OFT Paramed, HOS, Blood Profile M.D. Exam, HOS, Blood Profile, EKG
40-50	Up to 24,999 25,000 to 50,000 50,001 to 99,999 100,000 to 1,000,000 Over 1,000,000	No Medical OFT Paramed, OFT Paramed, HOS, Blood Profile M.D. Exam, HOS, Blood Profile, EKG

Age	Amount of Insurance	Requirements
51-60	Up to 24,999 25,000 to 50,000 50,001 to 99,999 100,000 to 500,000 Over 500,000	No Medical OFT Paramed, OFT Paramed, HOS, Blood Profile, EKG M.D. Exam, HOS, Blood Profile, EKG
61 -up	Up to 24,999 25,000 to 99,999 100,000 to 500,000 Over 500,000	No Medical Paramed, OFT Paramed, HOS, Blood Profile, EKG Consult Home Office

Form LV400 (Rev. 4/08)

Application for Insurance	No. 123456

1 - Proposed Insured

Name (Last, First Middle)	Birthdate	Age	Driver’s License No.	DL State	Sex ☐ M ☐ F
Social Security No./Tax ID	Place of Birth: State	Height	Weight	Marital Status	U.S.Citizen ☐ Y ☐ N
Home Address: Number & Street, City, State, and Zip	Yrs. Lived There

Home Telephone Number ( )	Work Telephone Number ( )	Convenient Place and Time to Call During the Day
Employer	Employer Address (City, State, Zip)	Yrs. Employed

Occupation & Specific Duties including secondary or part-time

2 - Owner         (Complete only if Owner is other than the Proposed Insured.)

Name (Last, First Middle)	Relationship to Insured	Birthdate	Age

Home Address: Number & Street, City, State, and Zip		Social Security No./Tax ID

Contingent Owner Name: Last, First Middle	Relationship to Insured	Birthdate	Age

Contingent Owner Home Address: Number & Street, City, State, and Zip		Social Security No./Tax ID

3 - Premium Payor       (Complete only if premium payor is other than Owner.)

Name (Last, First Middle)	Relationship to Insured	Birthdate	Age

Home Address: Number & Street, City, State, and Zip		Social Security No./Tax ID

4 - Beneficiary      (Beneficiaries will share and share alike or survivors unless otherwise designated.)

Right to change beneficiary(ies) reserved unless specifically requested.

Primary Beneficiary(ies): Last, First Middle	Social Security #	Home Address: Number & Street, City, State, and Zip	Relationship

Contingent Beneficiary(ies): Last, First Middle	Social Security #	Home Address: Number & Street, City, State, and Zip	Relationship

Form LV400 (Rev. 4/08)	Southern Farm Bureau Life Insurance Co., P.O. Box 140, Jackson, MS 39205	Page 1

5 - Children To Be Insured    (If children’s term rider is requested, complete for each child starting with the oldest child.)

Name of Dependent Child (Last, First Middle)	Sex	Birthdate	Age	Social Security No./Tax ID	Hgt	Wgt	Amt. Life Ins. Now In Force
☐ M ☐ F
☐ M ☐ F
☐ M ☐ F
☐ M ☐ F

6 - Plan Applied For:  Adjustable Premium Variable Life

Specified Amount $	Scheduled Premium $	Initial Premium $

Underwriting Classification

☐ Standard Tobacco	☐ Preferred Tobacco	☐ Standard Non-tobacco	☐ Preferred Non-tobacco	☐ Super Preferred Non-tobacco

Additional Benefits

☐ Waiver of Monthly Deductions	☐ Children Term Rider	☐ Other

7- Special Requests

8 -Replacement

Does proposed insured have other coverage or contract? If yes, complete Notice of Replacement Form.	☐ Yes ☐ No

Is this intended to be a 1035 Exchange?	☐ Yes ☐ No

9 - Net Premium Payments (as described in the prospectus) are to be allocated as follows:

*Use whole numbers only.  Each allocation must be at least 10%.

[Declared Interest Option	%
Fidelity
Fidelity VIP Contrafund Portfolio	%
Fidelity VIP Disciplined Small Cap Portfolio	%
Fidelity VIP Dynamic Capital Appreciation Portfolio	%
Fidelity VIP Equity-Income Portfolio	%
Fidelity VIP Growth Portfolio	%
Fidelity VIP High Income Portfolio	%
Fidelity VIP Index 500 Portfolio	%
Fidelity VIP Investment Grade Bond Portfolio	%
Fidelity VIP Mid Cap Portfolio	%
Fidelity VIP Overseas Portfolio	%
Fidelity VIP Value Strategies Portfolio	%
Franklin Templeton
Templeton Global Income Securities Fund	%
Franklin Income Securities Fund	%
Mutual Shares Securities Fund	%
Franklin Rising Dividends Securities Fund	%
Franklin Small Cap Value Securities Fund	%
Franklin Small-Mid Cap Growth Securities Fund	%
T. Rowe Price
T. Rowe Blue Chip Growth Portfolio	%
T. Rowe Equity Income Portfolio	%
T. Rowe Limited-Term Bond Portfolio	%
T. Rowe MidCap Growth Portfolio	%
T. Rowe Personal Strategy Balanced Portfolio	%
T. Rowe Prime Reserve Portfolio	%
Total (must equal 100%)	%]

Form LV400 (Rev. 4/08)	Page 2

9 - Net Premium Payments (Continued):

The policy settle date is the date all administrative and underwriting requirements have been satisfied and sufficient initial premiums have been received. The policy allocation date is the 35th day after the date we print the policy.

Any amounts received before the policy settle date will be placed in a non-interest bearing suspense account until the business day on or next following the policy settle date, at which time net premiums from the suspense account will be allocated to the money market subaccount. However, should the policy settle date occur on or after the policy allocation date, net premiums from the suspense account will be allocated to the subaccounts and the declared interest option in accordance with the net premium allocation percentages shown in the application.

Net premiums received on or after the policy settle date but before the policy allocation date will be allocated to the money market subaccount.

On the business day on or next following the policy allocation date, all of the accumulated value in the money market subaccount will be re-allocated to the subaccounts and the declared interest option in accordance with the net premium allocation percentages shown in the application.

Net premiums received on or after the later of the policy settle date and the policy allocation date will be allocated in accordance with the net premium allocation percentages shown in the application or your most recent written instructions.

10 - Transfer Between Portfolios

I authorize transfers between the subaccounts upon instruction from any authorized person by telephone. If neither box is checked, the telephone privilege will be provided.      ☐ Yes    ☐ No

The first 12 transfers in each policy year will be made without charge: subsequent transfers in a policy year will be assessed a transfer charge not to exceed $40.

We reserve the right to suspend telephone transfer privileges at any time. We reserve the right to require transfer requests in writing on a form acceptable to us. We reserve the right to require that transfer requests be transmitted by regular mail through the U.S. Postal

Service.

I acknowledge that neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability, or expense in connection with a telephone transfer if the Company or such other person acted on telephone transfer instructions in good faith and in reliance on this authorization.

11 - Premium

Send Premium Notice to:  ☐ Proposed Insured                      ☐ Owner                            ☐ Other

Premium With Application $

Premium Method:  ☐ Annual  ☐ Semiannual   ☐ Monthly EFT  ☐ Monthly Salary Savings  ☐ Monthly PRD  ☐ Single
If method is monthly EFT, attach a voided check.

Authorization Agreement for Preauthorized Payments:  I have authorized                                                            Bank to honor electronic debit entries or drafts on my account by you to cover premium insuring                                                       .  Such debit entries or drafts are to be charged to my account with said bank in the same manner as if they were personally drawn by me.

It is understood that such debit entry or draft shall constitute notice of premium due.  Should any debit entry or draft not be paid by said bank for any reason, then it is understood that this method of premium payment shall terminate and that premiums shall be payable annually directly to the Company. It is also understood that the Company assumes no responsibility for bank charges on these draws.

Bank Name
Signature of Depositor/Premium Payor
Account Number	(If corporate Payor, Signature of Appropriate Corporate Officer)

Is this bank account already being used for existing policies? ☐ Yes    ☐ No
If yes, list policy numbers

12 - Life Insurance Now In Force      (include applied for, pending, or awaiting reinstatement on each Proposed Insured.)

Proposed Insured	Name of Insurance Company	Policy Number	Year Issued	Type Plan	Face Amount	Accidental Death Amount

Form LV400 (Rev. 4/08)	Page 3

13 - Personal Doctor or Health Care Provider   (List information for each Proposed Insured.)

Proposed Insured	Physician’s Full Name, Address, Telephone Number, Date Last Consulted, Treatment Received and Specialty

14 - Family Record    (Complete history including age & health status or age & cause of death for each Proposed Insured’s mother, father, brothers and sisters. Please use separate sheet if additional space is needed.)

		If Living		If Dead				If Living		If Dead
Person	Relative	Age	Health	Age	Year	Cause of Death	Relative	Age	Health	Age	Year	Cause of Death
Proposed Insured	Mother						Brothers
	Father						Sisters
	Mother						Brothers
	Father						Sisters
	Mother						Brothers
	Father						Sisters

Sections 15 through 21 Should Not Be Completed For Any Proposed Insured Under the Age of 15.

15 - Military

Does any Proposed Insured have any present membership, or have you contemplated membership, in the Armed Forces, Reserves, or National Guard? If yes, complete the Military questionnaire.	☐ Yes ☐ No

16 - Aviation

Has any Proposed Insured ever flown or does any proposed insured plan to fly in the next 24 months as a pilot, crew member, student, or in any capacity other than as a fare paying passenger? If yes, complete the Aviation questionnaire.

☐ Yes ☐ No

17 - Foreign Travel

Has any Proposed Insured traveled outside the U.S. during the past 12 months or intend to travel outside the U.S. during the next 12 months? If “yes”, complete the Non US Citizen/Foreign Travel questionnaire for each person proposed for insurance.

☐ Yes ☐ No

18 - Tobacco Use (Please list details for each “Yes” answer in the space provided below for each Proposed Insured.)

Has any Proposed Insured smoked one or more cigarettes in the last 12 months?	☐ Yes ☐ No

Has any Proposed Insured used any form of tobacco in the past 12 months?	☐ Yes ☐ No

Has any Proposed Insured used any form of tobacco in the past 24 months?	☐ Yes ☐ No

Has any Proposed Insured ever used any form of tobacco?	☐ Yes ☐ No

Does any Proposed Insured use nicotine gum, nicotine patch or other form of nicotine?	☐ Yes ☐ No

Give complete details for every “Yes” answer noted on the above question.

Proposed Insured	Type	Average Daily Usage	Date Last Used

Form LV400 (Rev. 4/08)	Page 4

19 - Avocation

Has any Proposed Insured ever participated in or have plans to participate in (within the next 12 months) any of the following or similar activities:	☐ Yes ☐ No

Check all that apply and complete the necessary supplemental questionnaire.

☐	Vehicle Racing	☐	Parasailing	☐	Hang Gliding	☐	Rodeo
☐	Skydiving	☐	Scuba Diving	☐	Ballooning	☐	Other

20 - Other/Driving History

Within the last three years, has any Proposed Insured been convicted of two or more moving violations? If yes, please provide details as indicated below.	☐ Yes	☐ No

Within the last ten years, has any Proposed Insured been convicted of Driving While Intoxicated, Driving Under the Influence, or reckless driving, or had a driver’s license suspended or revoked? If yes, please provide details as indicated below.

	☐ Yes	☐ No

Proposed Insured	Date	Violation Type	Details (Speed, Length of suspension / revocation, etc.)

The following questions must be completed in all cases with respect to all persons proposed for insurance:	Yes	No

1.In the last 7 years, have you filed or are you currently contemplating filing bankruptcy?	☐	☐

2.Have you ever been convicted of or arrested for a felony?	☐	☐

Give details for yes answers:

21 - Financial Information

Net Worth (assets minus liabilities)                                                                             Annual Earned Income

The Financial Statement must be completed in those cases where the specified amount exceeds $1,000,000, or where the total amount of insurance, including this application, is $5,000,000 or more.

Form LV400 (Rev. 4/08)	Page 5

22 - Statement of Health

Complete the following questions with respect to all persons proposed for insurance:			Yes	No

A.	Have you ever been declined, postponed, or charged an extra premium for life insurance or received disability benefits?		☐	☐

B.	Have you ever had or been treated for an immune deficiency disorder, AIDS, the AIDS related complex (ARC) or had test results indicating exposure to the HIV virus?		☐	☐

C.	In the past 10 years,		☐	☐

	1)	have you been intoxicated, sought or received advice or treatment for use of alcohol?	☐	☐

	2)	have you used barbiturates, sedatives, tranquilizers, amphetamines, or any narcotic or addictive drugs, whether prescribed or not?	☐	☐

	3)	have you used heroin, morphine, cocaine, LSD, marijuana, or any other such drug, whether prescribed or not?	☐	☐

D.	In the past 10 years, have you had or been treated by a physician or consulted with a health advisor for any of the following:		☐	☐

	1)	mental or nervous disorder, convulsive disorder or any disease of the brain or nervous system?	☐	☐

	2)	asthma, emphysema, tuberculosis, or any disease or disorder of the lungs or respiratory system?	☐	☐

	3)	high blood pressure, chest pain, shortness of breath, heart murmur, or any disease or disorder of the heart or blood vessels?	☐	☐

	4)	any disease or disorder of the stomach, intestines, rectum, liver, pancreas, or gall bladder?	☐	☐

	5)	any disease or disorder of the kidneys or bladder, or any disease of the prostate, reproductive organs or complications of pregnancy?	☐	☐

	6)	gout, arthritis, or any disorder of the back, spine, bones, joints, or muscles?	☐	☐

	7)	diabetes, cancer, tumor or ulcer of any kind, or venereal disease?	☐	☐

	8)	any disorder of the eyes, ears, nose or throat?	☐	☐

	9)	leukemia, anemia, or any disease or disorder of the blood or lymph glands?	☐	☐

E.	In the past 5 years, have you, for any reason not previously explained, had treatment or a test at any medical facility?		☐	☐

F.	In the past 2 years, have you gained or lost more than 10 pounds of weight?		☐	☐

G.	Are you currently afflicted with any abnormality, deformity, disease, or disorder of any kind?		☐	☐

H.	Are you currently receiving treatment, taking medication or contemplating surgery?		☐	☐

I.	Have your parents, brothers, or sisters ever had: heart disease; cancer; diabetes; mental illness; or committed suicide?		☐	☐

Give complete details for every “Yes” answer noted on the above questions.

Question	Person	Details (including name, address, phone number, reason for treatment and dates of each physician consulted)

Form LV400 (Rev. 4/08)	Page 6

23 - Agreement

We, the undersigned, state that all statements and answers in this application are complete and true, to the best of our knowledge and belief.  We also agree as follows:

1. This application will include: (a) Application Questions; (b) Statement to Medical Examiner, if required by the Company’s rules; and (c) any supplements. This application, with any policy issued as a result of this application, will form the entire contract of insurance.

2. Any insurance issued by the Company as a result of this application will not be effective until: (a) a policy is delivered while the persons proposed for insurance are alive and a risk insurable; and (b) the full first premium for that policy is paid.  An earlier Effective Date will apply only as specified in the conditional receipt with the same number as this application.

3. No statement made to or by, and no knowledge on the part of: (a) any agent; (b) any medical examiner; or (c) any other person; as to facts about any persons proposed for insurance shall be construed as having been made to or brought to the attention of the Company, unless stated in this application.

4. Only an Officer of the Company may make, modify, or discharge any insurance contract on its behalf.  NO AGENT OR MEDICAL EXAMINER HAS THE AUTHORITY TO: (A) ACCEPT RISKS; (B) DETERMINE INSURABILITY; (C) MAKE OR MODIFY ANY CONTRACTUAL PROVISION; OR (D) WAIVE ANY OF THE COMPANY’S RIGHTS OR REQUIREMENTS.

5. The Company may amend this application by endorsement.  Such an endorsement will be used to: (a) correct apparent errors or omissions; and (b) conform the application to any policy that may be issued.  Any amendments will be deemed to be approved by the undersigned if and when such a policy is accepted.  Where required by law or insurance department regulation, changes in the following will need the written consent of the Proposed Insured: (a) the plan or amount of insurance; (b) the premium; (c) the risk class; or (d) the benefits.

I/We acknowledge receipt of a current prospectus.  I/We understand that all payments and values provided by the contract may vary as to dollar amount to the extent they are based on the investment experience of the selected portfolio(s).  The accumulation values under the variable accumulation provisions of the contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

We attest all applicants have read, or had read to them, the completed application.  We realize that any false statements or misrepresentations which would affect the acceptance of the risk or hazard assumed may result in loss of coverage, subject to the Incontestability Provision of the policy.

We state that all Proposed Insureds (parent or guardian if Proposed Insured is a minor) have received and read a copy of (a) the conditional receipt; and (b) the “Notice to Proposed Insured” regarding: (i) investigative consumer reports; and (ii) information which may be obtained from and released to the Medical Information Bureau.

The Owner of this policy hereby certifies the following: Under Federal law, I am required to supply, and Southern Farm Bureau Life Insurance Company is required to obtain, my social security or taxpayer identification number.  Penalties for failure to supply such a number include withholding a portion of interest otherwise payable to me.  I hereby certify or affirm (under penalty of perjury as provided under federal law) that the social security number or taxpayer identification number I am providing is correct and I am not currently subject to backup withholding.

The signatures below indicate acceptance of the “Agreement” section above.  Please read these sections carefully.

Dated at

this day of Year	Signature of Proposed Insured (not required if a minor)
Witnessed:

Agent	Signature of Parent or Guardian if Proposed Insured is a minor

Signature of Owner if other than Proposed Insured

Home Office Endorsements  (Home Office Use Only)

   Home Office Endorsement Form 1080 is attached.  ☐ Yes        ☐  No

Form LV400 (Rev. 4/08)	Page 7

24 - Authorization

By this form, I authorize any licensed physician, medical practitioner, clinic, hospital, pharmacy, laboratory, other medical or medically-related facility, government agency, the Veterans Administration, the Medical Information Bureau (MIB), an employer, consumer reporting agency, any person, organization, other institution or other insurance companies that have records or knowledge about me or any children to be insured (if applicable) to release this information to Southern Farm Bureau Life Insurance Company.  This information may be about:  (a) employment;  (b) occupation;  (c) income;  (d) avocations;  (e) other insurance coverage;  (f) driving record;  (g) age;  (h) prescription drug usage; (i) any medical history, condition, care or advice relative to the Proposed Insured’s physical or mental health (excluding psychotherapy notes); and (j) other personal characteristics.  This AUTHORIZATION extends to information on the use of alcohol, drugs and tobacco; and the diagnosis or treatment of HIV (the virus that causes AIDS) infection or other sexually transmitted disease.  I understand that this information will be used by Southern Farm Bureau Life Insurance Company, its representatives or reinsurers in the evaluation of this application to determine eligibility for insurance and/or to investigate claims.  Southern Farm Bureau Life Insurance Company or its representatives may release information covered by this AUTHORIZATION to its subsidiaries, reinsurers, the MIB, or other insurance companies.  Southern Farm Bureau Life Insurance Company may also release this information to others who I authorize in writing.

This AUTHORIZATION may be used for a period of 24 months from the date signed below unless sooner revoked.  I may revoke this AUTHORIZATION at any time by notifying Southern Farm Bureau Life Insurance Company in writing at Privacy Coordinator, Compliance Department, P. O. Box 78, Jackson, Mississippi  39205.  My revocation will not be effective to the extent Southern Farm Bureau Life Insurance Company, its reinsurers, or any other person already has disclosed or collected information or taken other action in reliance on this AUTHORIZATION.  I understand that my application for insurance will not be considered unless this AUTHORIZATION is signed and dated.  The information Southern Farm Bureau Life Insurance Company or its reinsurers obtains through this AUTHORIZATION may become subject to further disclosure, as required by law.  For example, Southern Farm Bureau Life Insurance Company or its reinsurers may be required to provide it to an insurance regulatory or other government agency.  In this case, the information may no longer be protected by the rules governing this AUTHORIZATION.  I agree that a photocopy of this AUTHORIZATION is as valid as the original.  I understand that I have the right to receive a copy of this AUTHORIZATION upon request.

Signature of Proposed Insured	Date

Signature of Other Proposed Insured	Date

Form LV400 (Rev. 4/08)	Page 8

25 - Suitability/Account Record Information	(Must be completed by Owner or Other Person Providing Funds for Product.)

In the future, if you need to make a withdrawal, surrender your policy, notify the company of an address change, change your account record information or have operational or administrative questions, you should call Variable Policy Administration toll free at 866-288-2172 or write to:

Southern Farm Bureau Life, Variable Policy Administration, P.O. Box 140, Jackson, MS 39205-0140.

If at anytime you desire to discuss changes in your investment option elections, we encourage you to contact your  Agent/ Registered Representative to discuss your investment profile.

1.	Name of Owner or Person Providing Funds				1. Annual Income	2. Estimated Net Worth
	(Information below pertains to this person)				☐	(exclude car & home)
					under $25,000	☐
					state amount	under $25,000 state amount
2.	Physical Address				☐ $ 25,000 - 49,999	☐ $ 25,000 - 49,999
	(Of owner or person providing funds, No P.O. Box)				☐ $ 50,000 - 99,999	☐ $ 50,000 - 99,999
					☐ $100,000 - 249,999	☐ $100,000 - 249,999
	City	State		Zip	☐ $250,000 - 499,999	☐ $250,000 - 499,999
					☐ $500,000 - 999,999	☐ $500,000 - 999,999
	Telephone				☐ $1 million and over	☐ $1 million and over

3.	Occupation				3. Estimated Liquid
	(If retired, student, housewife, or other, please indicate.)				Net Worth
(include only cash and cash equivalents such as checking,
4.	Employer				savings and money market accounts and CDs)
(Previous employer if retired)

Physical Address
(No P.O. Box)

	City	State		Zip

5.	Are you a registered or associated person with any NASD firm? ☐Yes ☐No

If yes, name of firm

6.	Date of Birth (owner – MM/DD/YYYY)

7.	Total Household Income

8.	Tax Filing Status:	☐ Single	☐ Join	☐ Partnership	☐ Corporation	☐ Non Taxable
		☐ Head of Household		☐ Trust	☐ Other

9.	Federal Tax Bracket:
	☐ 0-15%	☐ 16-27%		☐ 28% +

10.	Number of Dependents

11.	Customer Identity Verification (Please check item of identification used.)
	☐ Valid driver’s license		☐ Power of Attorney		☐ Other government issued photo ID
	☐ Articles of incorporation		☐ Partnership agreement		Title of ID
	☐ Trust agreement		☐ Valid passport		Country of Issuance of ID

Important Information About Procedures For Opening A Variable Product Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and report information that identifies each person who opens an account.

What this means to you: When you apply for a variable product, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Form LV400 (Rev. 4/08)

25 - Suitability/Account Record Information (continued)

1.   Financial Objective:  Check all that apply.

☐ Preservation – Focus on preservation of principal; limited exposure to market volatility; has a shorter-term time horizon.

☐ Income – Desire for income stream with some growth to hedge against inflation.

☐ Growth and Income – Needing growth of capital to protect from inflation and income to meet financial needs; seeks stability in volatile markets.

☐ Growth – Focus on growth of assets with income a secondary objective; recognizes need for diversification and can tolerate short-term volatility.

☐ Aggressive Growth – Focus on growth of assets with a long-term time horizon; willing to tolerate market volatility for greater growth potential; income for diversification purposes only.

2.   Source of Funds For This Product:  Check all that apply.

☐	CDs	☐	Sale of Real or Personal Property	☐	Current Income	☐	Investments
☐	Saving Acct.	☐	Policy Cash Value, Dividend or Loan*	☐	Policy Surrender *	☐	Variable Annuity *
☐	Mutual Funds*	☐	Fixed Annuity *	☐	Retirement Plans *	☐	Universal Life *
☐	Stocks /Bonds	☐	Variable Life *	☐	Other

*A “Switch /Financing Disclosure Form” must be completed and submitted with this application.

3.   Time Horizon:  Check one.

☐	Short Term (< 5 years)	☐	Medium Term (5 to 10 years)	☐	Long Term (> 10 years)

4.	Prior Investment Experience:
Years of Experience

5.   Investment Vehicles:  Check all in which you have personal investment experience.

☐	Annuities	☐	Stocks	☐	Bonds	☐	CD	☐	Options/Futures	☐	Mutual Funds	☐	Limited Partnerships	☐	Other

6.   Risk Tolerance Portfolio:  Check one.

☐ 1 - Conservative	☐ 2 – Moderate Conservative	☐ 3 – Moderate	☐ 4 – Moderate Aggressive	☐ 5 – Aggressive

7.	Risk Tolerance Scores: Time Horizon	Risk Aversion

Current Need for Life Insurance
1. Is there a current need for Life Insurance?	☐ Yes	☐ No
2. Does the Policyowner/Insured understand that Adjustable Premium Variable Life is a Life Insurance policy?	☐ Yes	☐ No
Premiums

1. Does the policyowner/insured understand that the cash value and the benefits provided under the policy vary, depending upon the investment experience of the subaccounts, and that a decrease in cash value may cause a  lapse in the policy, increased premiums or a loss of life insurance coverage?

	☐ Yes	☐ No
2. Can you afford the premiums likely needed to keep this policy in force?	☐ Yes	☐ No

Dated at                                                                         this            day of                                                                          Year

Witnessed by:

Signature of Agent/Registered Representative	Signature of Owner or Other Person Providing Funds for Product

Owner/Other Person initial if an illustration	Signature of Principal Reviewing and Approving Application
was demonstrated or provided.

26 - Registered Representative Information

I know of no other existing life insurance or annuity that will be replaced by this contract except as outlined in the replacement question above.

Print Name of Agent/Registered Representative		Phone	Date

Agent Code	County Code	Branch or Agency Address

Signature of Agent/Registered Representative		City	State	Zip

Form LV400 (Rev. 4/08)

Company’s Copy Of The Conditional Receipt

SOUTHERN FARM BUREAU LIFE INSURANCE CO., P. O. BOX 140, JACKSON, MS 39205

Application No.

All Premium Checks Must Be Payable to Southern Farm Bureau Life Insurance Company; Do Not Make Check Payable To The Agent Or Leave The Payee Blank.

Received $                     from                                                             in connection with the application for life insurance, including any riders for which application has been made.

1.   NO INSURANCE WILL BECOME EFFECTIVE PRIOR TO DELIVERY OF THE POLICY UNLESS AND UNTIL EACH AND EVERY ONE OF THE FOLLOWING CONDITIONS HAVE BEEN FULFILLED EXACTLY:

(a) If the Proposed Insured(s) is/are a tobacco user, the amount of payment taken with the application must be at least equal to the amount of the full first premium at preferred tobacco premium rates for the mode of payment selected in the application and for the amount of insurance which may become effective prior to delivery of the policy;

(b) If the Proposed Insured(s) is/are NOT a tobacco user, the amount of payment taken with the application must be at least equal to the amount of the full first premium at preferred or super preferred non-tobacco premium rates for the mode of payment selected in the application and for the amount of insurance which may become effective prior to delivery of the policy;

(c) all medical examinations, tests, x-rays, and electrocardiograms required by the Company must be completed and received at its Home Office within 60 days from the date of completion of the application;

(d) on the Effective Date, as defined below, the Company at its Home Office must be satisfied that each person proposed for insurance in this application is a risk insurable by the Company at no greater than standard tobacco or standard non-tobacco premium rates under its rules, limits, and standards for the plan and the amount applied for without any modification either as to plan, amount, riders, or supplemental agreements; and

(e) on the Effective Date the state of health and all factors, including tobacco usage, affecting the insurability of each person proposed for insurance must be as stated in the application.

2.   Subject to the conditions of paragraph 1, insurance, as provided by the terms and conditions of the policy applied for and in use on the Effective Date, but for an amount not exceeding that specified in paragraph 3, will become effective as of the Effective Date.  “Effective Date”, as used herein, is the latest of: (a) the date of completion of the application questions, or (b) the date of completion of all medical examinations, tests, x-rays, and electrocardiograms required by the Company, or (c) the date of issue, if any, requested in the application.

3.   The total amount of insurance which may become effective on any person proposed for insurance shall not exceed $250,000 of life insurance.

4.   If one or more of the conditions of paragraph 1 have not been fulfilled exactly, there shall be no liability on the part of the Company except to return the applicable payment in exchange for this Receipt.

5.   NO AGENT OR ANY OTHER PERSON IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY IN ANY WAY ANY OF THE PROVISIONS OF THIS CONDITIONAL RECEIPT.

Dated at
Signature of Agent

this	day of	Year

I acknowledge possession of this receipt and I certify that I have read it and the agreement in the application.  The terms and conditions of this receipt, to which I agree, and the agreement in the application have been explained to me fully by the agent and I understand them.

Signature of Applicant

Form LV400 (Rev. 4/08)

Agent’s Certificate (To Be Completely Filled Out And Signed By The Agent In All Applications)

1.     Does the proposed insured have other coverage or contract? ☐ Yes   ☐ No

If Yes, give full details in separate letter and comply with any Insurance Department replacement regulation of your State.

2.     How long have you known the Proposed Insured (Owner if Proposed Insured is under age 15)?

How well?

3.     Did you solicit the application? ☐ Yes   ☐ No

If No, give reason.

4.     Did you see all persons proposed for insurance when the application was completed?     ☐ Yes   ☐ No

If No, give reason.

5.     Is any person proposed for insurance related to you?     ☐ Yes   ☐ No

If Yes, give relationship.

6.     Give maiden name of any woman proposed for insurance who has married in past 5 years.

7.     If Proposed Insured is under age 15:

a.     Does the child appear to be in good health? ☐ Yes   ☐ No

b.     How long have you known the child?                         yrs.                                    mos.

c.     How many brothers and sisters does the child have?                    brothers                        sisters

d.     Are all brothers and sisters insured?   ☐ Yes   ☐ No     (If No, give reasons)

8.     Complete the following if a corporation or a business associate is to be the Beneficiary or the Owner.

a.     Worth of business $

b.     Proposed Insured’s interest: Value $                                    , Percent Owned                      %

c.     Proposed Insured’s compensation: Salary $                                    Bonus $                                    Other $

d.     Employer’s Tax I.D. No.

e.     Names of other officers or partners and amount of insurance the business carries on their lives. (if any not insured, give explanation)

Name	Value of Business Interest	Percent Owned	Amount Now Carried	Amount Now Applied For

9.     Are you aware of anything about the health, habits, hobbies, environment, or way of life which might affect the insurability of any person proposed for insurance? ☐ Yes   ☐ No

If Yes explain fully.

10.   Are you having the Proposed Insured medically examined?  ☐ Yes   ☐ No

If Yes, give name, address, & telephone # of doctor or paramedical facility

11. Personal references of Proposed Insured (Name and address)

12.   Did you truly and accurately record on this application the information supplied by all persons proposed for insurance and by the Owner?
☐ Yes   ☐ No

Agent Number	County Code of Agent	Agent’s Signature

Farm Bureau Membership Information:

Membership #	Date Membership Expires	Member Name

Membership County Code	Relationship of Insured to Member

Form LV400 (Rev. 4/08)

Owner’s Copy Of The Conditional Receipt

SOUTHERN FARM BUREAU LIFE INSURANCE CO., P. O. BOX 140, JACKSON, MS 39205

Application No.

All Premium Checks Must Be Payable to Southern Farm Bureau Life Insurance Company; Do Not Make Check Payable To The Agent Or Leave The Payee Blank.

Received $                    from                                                            in connection with the application for life insurance, including any riders for which application has been made.

1.   NO INSURANCE WILL BECOME EFFECTIVE PRIOR TO DELIVERY OF THE POLICY UNLESS AND UNTIL EACH AND EVERY ONE OF THE FOLLOWING CONDITIONS HAVE BEEN FULFILLED EXACTLY:

(a) If the Proposed Insured(s) is/are a tobacco user, the amount of payment taken with the application must be at least equal to the amount of the full first premium at preferred tobacco premium rates for the mode of payment selected in the application and for the amount of insurance which may become effective prior to delivery of the policy;

(b) If the Proposed Insured(s) is/are NOT a tobacco user, the amount of payment taken with the application must be at least equal to the amount of the full first premium at preferred or super preferred non-tobacco premium rates for the mode of payment selected in the application and for the amount of insurance which may become effective prior to delivery of the policy;

(c) all medical examinations, tests, x-rays, and electrocardiograms required by the Company must be completed and received at its Home Office within 60 days from the date of completion of the application;

(d) on the Effective Date, as defined below, the Company at its Home Office must be satisfied that each person proposed for insurance in this application is a risk insurable by the Company at no greater than standard tobacco or standard non-tobacco premium rates under its rules, limits, and standards for the plan and the amount applied for without any modification either as to plan, amount, riders, or supplemental agreements; and

(e) on the Effective Date the state of health and all factors, including tobacco usage, affecting the insurability of each person proposed for insurance must be as stated in the application.

2.   Subject to the conditions of paragraph 1, insurance, as provided by the terms and conditions of the policy applied for and in use on the Effective Date, but for an amount not exceeding that specified in paragraph 3, will become effective as of the Effective Date.  “Effective Date”, as used herein, is the latest of: (a) the date of completion of the application questions, or (b) the date of completion of all medical examinations, tests, x-rays, and electrocardiograms required by the Company, or (c) the date of issue, if any, requested in the application.

3.   The total amount of insurance which may become effective on any person proposed for insurance shall not exceed $250,000 of life insurance.

4.   If one or more of the conditions of paragraph 1 have not been fulfilled exactly, there shall be no liability on the part of the Company except to return the applicable payment in exchange for this Receipt.

5.   NO AGENT OR ANY OTHER PERSON IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY IN ANY WAY ANY OF THE PROVISIONS OF THIS CONDITIONAL RECEIPT.

Dated at
Signature of Agent
this day of Year

I acknowledge possession of this receipt and I certify that I have read it and the agreement in the application.  The terms and conditions of this receipt, to which I agree, and the agreement in the application have been explained to me fully by the agent and I understand them.

Signature of Applicant

Notice To Proposed Insured Investigative Consumer Reports

In compliance with the provisions of the Fair Credit Reporting Act, this notice is to inform you that in connection with your application for insurance an investigative consumer report may be prepared.  Such a report includes information as to the consumer’s character, general reputation, personal characteristics, and mode of living, and is obtained through personal interviews with friends, neighbors and associates of the consumer.  Upon written request, a complete and accurate disclosure of the nature and scope of the report, if one is made, will be provided.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
Post Office Box 140
Jackson, Mississippi 39205

THIS PAGE MUST BE DELIVERED TO THE PROPOSED INSURED (PARENT OR GUARDIAN IF PROPOSED INSURED IS A MINOR)

Form LV400 (Rev. 4/08)

Agreement

We, the undersigned, state that all statements and answers in this application are complete and true, to the best of our knowledge and belief.  We also agree as follows:

1. This application will include:  (a) Application Questions; (b) Statement to Medical Examiner, if required by the Company’s rules; and (c) any supplements. This application, with any policy issued as a result of this application, will form the entire contract of insurance.

2. Any insurance issued by the Company as a result of this application will not be effective until: (a) a policy is delivered while the persons proposed for insurance are alive and a risk insurable; and (b) the full first premium for that policy is paid.  An earlier Effective Date will apply only as specified in the conditional receipt with the same number as this application.

3. No statement made to or by, and no knowledge on the part of: (a) any agent; (b) any medical examiner; or (c) any other person; as to facts about any persons proposed for insurance shall be construed as having been made to or brought to the attention of the Company, unless stated in this application.

4. Only an Officer of the Company may make, modify, or discharge any insurance contract on its behalf.  NO AGENT OR MEDICAL EXAMINER HAS THE AUTHORITY TO:  (A)  ACCEPT RISKS; (B)  DETERMINE INSURABILITY; (C)  MAKE OR MODIFY ANY CONTRACTUAL PROVISION; OR    (D) WAIVE ANY OF THE COMPANY’S RIGHTS OR REQUIREMENTS.

5. The Company may amend this application by endorsement.  Such an endorsement will be used to: (a) correct apparent errors or omissions; and (b) conform the application to any policy that may be issued.  Any amendments will be deemed to be approved by the undersigned if and when such a policy is accepted.  Where required by law or insurance department regulation, changes in the following will need the written consent of the Proposed Insured: (a) the plan or amount of insurance; (b) the premium; (c) the risk class; or (d) the benefits.

I/We acknowledge receipt of a current prospectus.  I/We understand that all payments and values provided by the contract may vary as to dollar amount to the extent they are based on the investment experience of the selected portfolio(s).  The accumulation values under the variable accumulation provisions of the contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

We attest all applicants have read, or had read to them, the completed application.  We realize that any false statements or misrepresentations which would affect the acceptance of the risk or hazard assumed may result in loss of coverage, subject to the Incontestability Provision of the policy.

We state that all Proposed Insureds (parent or guardian if Proposed Insured is a minor) have received and read a copy of (a) the conditional receipt; and (b) the “Notice to Proposed Insured” regarding: (i) investigative consumer reports; and (ii) information which may be obtained from and released to the Medical Information Bureau.

The Owner of this policy hereby certifies the following: Under Federal law, I am required to supply, and Southern Farm Bureau Life Insurance Company is required to obtain, my social security or taxpayer identification number.  Penalties for failure to supply such a number include withholding a portion of interest otherwise payable to me.  I hereby certify or affirm (under penalty of perjury as provided under federal law) that the social security number or taxpayer identification number I am providing is correct and I am not currently subject to backup withholding.

Authorization

By this form, I authorize any licensed physician, medical practitioner, clinic, hospital, pharmacy, laboratory, other medical or medically-related facility, government agency, the Veterans Administration, the Medical Information Bureau (MIB), an employer, consumer reporting agency, any person, organization, other institution or other insurance companies that have records or knowledge about me or any children to be insured (if applicable) to release this information to Southern Farm Bureau Life Insurance Company.  This information may be about:  (a) employment;  (b) occupation;  (c) income;  (d) avocations;  (e) other insurance coverage;  (f) driving record;  (g) age;  (h) prescription drug usage; (i) any medical history, condition, care or advice relative to the Proposed Insured’s physical or mental health (excluding psychotherapy notes); and (j) other personal characteristics.  This AUTHORIZATION extends to information on the use of alcohol, drugs and tobacco; and the diagnosis or treatment of HIV (the virus that causes AIDS) infection or other sexually transmitted disease.  I understand that this information will be used by Southern Farm Bureau Life Insurance Company, its representatives or reinsurers in the evaluation of this application to determine eligibility for insurance and/or to investigate claims.  Southern Farm Bureau Life Insurance Company or its representatives may release information covered by this AUTHORIZATION to its subsidiaries, reinsurers, the MIB, or other insurance companies.  Southern Farm Bureau Life Insurance Company may also release this information to others who I authorize in writing.

This AUTHORIZATION may be used for a period of 24 months from the date signed below unless sooner revoked.  I may revoke this AUTHORIZATION at any time by notifying Southern Farm Bureau Life Insurance Company in writing at Privacy Coordinator, Compliance Department, P. O. Box 78, Jackson, Mississippi  39205.  My revocation will not be effective to the extent Southern Farm Bureau Life Insurance Company, its reinsurers, or any other person already has disclosed or collected information or taken other action in reliance on this AUTHORIZATION.  I understand that my application for insurance will not be considered unless this AUTHORIZATION is signed and dated.  The information Southern Farm Bureau Life Insurance Company or its reinsurers obtains through this AUTHORIZATION may become subject to further disclosure, as required by law.  For example, Southern Farm Bureau Life Insurance Company or its reinsurers may be required to provide it to an insurance regulatory or other government agency.  In this case, the information may no longer be protected by the rules governing this AUTHORIZATION.  I agree that a photocopy of this AUTHORIZATION is as valid as the original.  I understand that I have the right to receive a copy of this AUTHORIZATION upon request.

Important Notice

Information regarding your insurability will be treated as confidential.  Southern Farm Bureau Life Insurance Company or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau (MIB), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.  If you apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the MIB, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the MIB will arrange disclosure of any information it may have in your file.  If you question the accuracy of information in the MIB’s file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act.  The address of the MIB’s information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

Southern Farm Bureau Life Insurance Company or its reinsurers may also release information in its file to other insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

Form LV400 (Rev. 4/08)

IMPORTANT NOTICE:

REPLACEMENT OF LIFE INSURANCE OR ANNUITIES

This document must be signed by the applicant and the agent, and a copy left with the applicant.

You are contemplating the purchase of a life insurance policy or annuity contract.  In some cases this purchase may involve discontinuing or changing an existing policy or contract.  If so, a replacement is occurring.  Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy.  A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interests.  You will pay acquisition costs and there may be surrender costs deducted from your policy or contract.  You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost.  A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions and consider the questions on the back of this form.

1.     Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?          YES          NO

2.     Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
         YES          NO

If you answered “Yes” to either of the above questions, list each existing policy or contract you are contemplating replacing (include the name of the insurer, the insured or annuitant, and the policy or contract number if available) and whether each policy or contract will be replaced or used as a source of financing:

INSURER	CONTRACT OR	INSURED OR	REPLACED (R) OR
NAME	POLICY #	ANNUITANT	FINANCING (F)

1.

2.

3.

Make sure you know the facts.  Contact your existing company or its agent for information about the old policy or contract. (If you request one, an in-force illustration, policy summary or available disclosure documents must be sent to you by the existing insurer.) Ask for and retain all sales material used by the agent in the sales presentation.  Be sure that you are making an informed decision.

The existing policy or contract is being replaced because                                                                   ..

I certify that the responses herein are, to the best of my knowledge, accurate:

Applicant’s Signature and Printed name	Date

Agent’s Signature and Printed name	Date

I do not want this notice read aloud to me.          (Applicant’s must initial only if they do not want the notice read aloud.)

Form X801 (03/01)	RETURN TO HOME OFFICE

A replacement may not be in your best interest, or your decision could be a good one.  You should make a careful comparison of the costs and benefits of your existing policy or contract and the proposed policy or contract.  One way to do this is to ask the company or agent that sold you your existing policy or contract to provide you with information concerning your existing policy or contract.  This may include an illustration of how your existing policy or contract is working now and how it would perform in the future based on certain assumptions.  Illustrations should not, however, be used as a sole basis to compare policies or contracts.  You should discuss the following with your agent to determine whether replacement or financing your purchase makes sense:

PREMIUMS:              Are they affordable?

Could they change?

You’re older - are premiums higher for the proposed new policy?

How long will you have to pay premiums on the new policy?

On the old policy?

POLICY VALUES:   New policies usually take longer to build cash values and to pay dividends.
Acquisition costs for the old policy may have been paid, you will incur costs for the new one.
What surrender charges do the policies have?
What expense and sales charges will you pay on the new policy?
Does the new policy provide more insurance coverage?

INSURABILITY:       If your health has changed since you bought your old policy, the new one could cost you more, or you could be turned down.

You may need a medical exam for a new policy.

(Claims on most new policies for up to the first two years can be denied based on inaccurate statements. Suicide limitations may begin anew on the new coverage.)

IF YOU ARE KEEPING THE OLD POLICY AS WELL AS THE NEW POLICY:

How are premiums for both policies being paid?
How will the premiums on your existing policy be affected?
Will a loan be deducted from death benefits?
What values from the old policy are being used to pay premiums?

IF YOU ARE SURRENDERING AN ANNUITY OR INTEREST SENSITIVE LIFE PRODUCT:

Will you pay surrender charges on your old contract?

What are the interest rate guarantees for the new contract?

Have you compared the contract charges or other policy expenses?

OTHER ISSUES TO CONSIDER FOR ALL TRANSACTIONS:

What are the tax consequences of buying the new policy?
Is this a tax-free exchange? (see your tax advisor)
Is there a benefit from favorable “grandfathered” treatment of the old policy under the federal tax code?
Will the existing insurer be willing to modify the old policy?
How does the quality and financial stability of the new company compare with your existing company?

Form X801 (03/01)	RETURN TO HOME OFFICE

IMPORTANT NOTICE:

REPLACEMENT OF LIFE INSURANCE OR ANNUITIES

This document must be signed by the applicant and the agent,

and a copy left with the applicant.

You are contemplating the purchase of a life insurance policy or annuity contract.  In some cases this purchase may involve discontinuing or changing an existing policy or contract.  If so, a replacement is occurring.  Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy.  A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interests.  You will pay acquisition costs and there may be surrender costs deducted from your policy or contract.  You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost.  A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions and consider the questions on the back of this form.

1.     Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?          YES          NO

2.     Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
         YES          NO

If you answered “Yes” to either of the above questions, list each existing policy or contract you are contemplating replacing (include the name of the insurer, the insured or annuitant, and the policy or contract number if available) and whether each policy or contract will be replaced or used as a source of financing:

INSURER	CONTRACT OR	INSURED OR	REPLACED (R) OR
NAME	POLICY #	ANNUITANT	FINANCING (F)

1.

2.

3.

Make sure you know the facts.  Contact your existing company or its agent for information about the old policy or contract. (If you request one, an in-force illustration, policy summary or available disclosure documents must be sent to you by the existing insurer.) Ask for and retain all sales material used by the agent in the sales presentation.  Be sure that you are making an informed decision.

The existing policy or contract is being replaced because                                                                   .

I certify that the responses herein are, to the best of my knowledge, accurate:

Applicant’s Signature and Printed name	Date

Agent’s Signature and Printed name	Date

I do not want this notice read aloud to me.          (Applicant’s must initial only if they do not want the notice read aloud.)

Form X801 (03/01)	APPLICANT’S COPY

A replacement may not be in your best interest, or your decision could be a good one.  You should make a careful comparison of the costs and benefits of your existing policy or contract and the proposed policy or contract.  One way to do this is to ask the company or agent that sold you your existing policy or contract to provide you with information concerning your existing policy or contract.  This may include an illustration of how your existing policy or contract is working now and how it would perform in the future based on certain assumptions.  Illustrations should not, however, be used as a sole basis to compare policies or contracts.  You should discuss the following with your agent to determine whether replacement or financing your purchase makes sense:

PREMIUMS:              Are they affordable?
Could they change?
You’re older - are premiums higher for the proposed new policy?
How long will you have to pay premiums on the new policy?
On the old policy?

POLICY VALUES:    New policies usually take longer to build cash values and to pay dividends.
Acquisition costs for the old policy may have been paid, you will incur costs for the new one.
What surrender charges do the policies have?
What expense and sales charges will you pay on the new policy?
Does the new policy provide more insurance coverage?

INSURABILITY:       If your health has changed since you bought your old policy, the new one could cost you more, or you could be turned down.
You may need a medical exam for a new policy.
(Claims on most new policies for up to the first two years can be denied based on inaccurate statements. Suicide limitations may begin anew on the new coverage.)

IF YOU ARE KEEPING THE OLD POLICY AS WELL AS THE NEW POLICY:
How are premiums for both policies being paid?
How will the premiums on your existing policy be affected?
Will a loan be deducted from death benefits?
What values from the old policy are being used to pay premiums?

IF YOU ARE SURRENDERING AN ANNUITY OR INTEREST SENSITIVE LIFE PRODUCT:
Will you pay surrender charges on your old contract?
What are the interest rate guarantees for the new contract?
Have you compared the contract charges or other policy expenses?

OTHER ISSUES TO CONSIDER FOR ALL TRANSACTIONS:
What are the tax consequences of buying the new policy?
Is this a tax-free exchange? (see your tax advisor)
Is there a benefit from favorable “grandfathered” treatment of the old policy under the federal tax code?
Will the existing insurer be willing to modify the old policy?
How does the quality and financial stability of the new company compare with your existing company?

Form X801 (03/01)	APPLICANT’S COPY